UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): December 22, 2008

HearUSA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On December 23, 2008, HearUSA, Inc. (the “Company”) entered into an Amendment No. 1 to the AARP License Agreement with AARP, Inc. effective as of December 22, 2008 (the “Amendment”). Pursuant to the terms of the Amendment, the parties amended the License to eliminate the $7.6 million annual licensing payment provision of the agreement. The parties have agreed to negotiate in good faith a revised royalty compensation structure on or before January 16, 2009. If the parties are unable to reach agreement, AARP may terminate the agreement and engage another entity to provide the program to its members.

A copy of the Amendment is attached to this Form 8-K as Exhibit 10.1.

Item 9.01.     Financial Statement sand Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the AARP License Agreement dated as of December 22, 2008, by and between the Company and AARP, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)

Date: December 29, 2008	By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: Chairman and Chief Executive Officer